SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)

October 24, 2006

INTEGRATED MEDIA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation or organization)

33-119586	76-0600966
(Commission File Number)	(IRS Employer Identification Number)

Paul D. Hamm
President
Integrated Media Holdings, Inc.
10 Glenlake Parkway, Suite 130
Atlanta, GA 30328
(Address of principal executive offices)

(877)-721-9627
(Registrant’s telephone number, including area code)

Item 8.01. Other Events

On October 24, 2006 Integrated Media Holdings, Inc. announced the merger of Bidchaser, Inc. with BCI Acquisition Corporation, a Florida corporation and wholly-owned by Integrated Media Holdings, effective October 2, 2006. 2,122,095 common shares and 280,080 Series A Preferred shares of Integrated Media Holdings were exchanged for 100% of the outstanding shares of Bidchaser to complete the merger. Bidchaser, Inc. will survive the merger and will operate as a wholly-owned subsidiary of Integrated Media Holdings. A press release from Integrated Media Holdings is provided as Exhibit A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED MEDIA HOLDINGS

Date: October 24, 2006	By:	/s/ Paul D. Hamm

Title Chief Executive Officer and Chief Financial Officer